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                                                                    Exhibit 99.4
                                                                       EXHIBIT A
                                                                  EXECUTION COPY

                                PLEDGE AGREEMENT


          PLEDGE AGREEMENT dated December 20, 2000 (this "Agreement"), made by Capital Partners II, Ltd. Liquidating Trust, a liquidating trust organized under the laws of the State of Texas (the "Pledgor" or "Borrower"), to Sulzer Medica USA Holding Co., a Delaware Corporation, as lender (the "Lender") under the Loan Agreement referred to below.

          PRELIMINARY STATEMENTS:

          (1) The Lender has entered into a Loan Agreement dated as of December 20, 2000 (the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Borrower.

          (2) The Pledgor is the owner of warrants for 700,000 shares of Tutogen Medical, Inc. common stock (the "Pledged Shares") described in Schedule I hereto and intends to exercise those warrants to purchase the Pledged Shares.

          (3) It is a condition precedent to the making of Advances under the Loan Agreement that the Pledgor shall have made the pledge contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make Advances under the Loan Agreement, the Pledgor hereby agrees with the Lender for its benefit as follows:

          SECTION 1.   Pledge.  The Pledgor hereby pledges and grants to the
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Lender for its benefit a security interest in, the following (the "Pledged
Collateral"):

          (i) the Pledged Shares from time to time acquired by the Pledgor and the certificates representing the Pledged Shares, and all dividends, cash, instruments and

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     other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

          (ii) all proceeds of any and all of the foregoing Pledged Collateral (including, without limitation, proceeds that constitute property of the types described above).

          SECTION 2.   Security for Obligations.  This Agreement secures the
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payment of all obligations of the Borrower now or hereafter existing under the
Loan Agreement whether for principal, interest, fees, expenses or otherwise, and all obligations of the Borrower now or hereafter existing under this Agreement (all such obligations being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Borrower to the Lender under the Loan Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

          SECTION 3.   Delivery of Pledged Collateral.  All certificates or
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instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. The Lender shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). For the better perfection of the Lender's rights in and to the Pledged Collateral, the Pledgor shall forthwith, upon the pledge of any Pledged Collateral hereunder, cause such Pledged Collateral to be registered in the name of such nominee or nominees of the Lender as the Lender shall direct, subject only to the revocable rights specified in Section 6(a). In addition, the

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Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4.  Representations and Warranties.  The Pledgor represents
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and warrants as follows:

          (a) The Pledged Shares have been duly authorized and, when issued upon the exercise of certain warrants, will be validly issued, fully paid and non-assessable.

          (b) Upon the Pledgor's delivery of the Pledged Shares to the Lender, the Pledgor will be the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

          (c) The pledge of the Pledged Shares pursuant to this Agreement will create a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

          (d) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

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          SECTION 5.   Further Assurances.  The Pledgor agrees that at any time
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and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

          SECTION 6.   Voting Rights; Dividends; Etc.  (a)  So long as no Event
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of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

          (i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; provided, however,
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     that the Pledgor shall not exercise or refrain from exercising any such right if, in the Lender's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and, provided, further, that the Pledgor shall give the Lender at least
          --------  -------
     five days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

          (ii) The Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral, provided, however,
                                                          --------  -------
     that any and all

               (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

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                (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

     shall be, and shall be forthwith delivered to the Lender to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary indorsement or assignment).

          (iii) The Lender shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

          (b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

          (i) All rights of the Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon notice to the Pledgor by the Lender, cease and (y) to receive the dividends payments which it would otherwise be authorized to receive

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     and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends.

          (ii) All dividends which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary indorsement).

          SECTION 7.  Transfers and Other Liens.  The Pledgor agrees that it
                       -------------------------
will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

          SECTION 8.  Lender Appointed Attorney-in-Fact.  The Pledgor hereby
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appoints the Lender the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section
6), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

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          SECTION 9.   Lender May Perform.  If the Pledgor fails to perform any
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agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under Section 13.

          SECTION 10.  The Lender's Duties. The powers conferred on the Lender
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hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, exchanges, tenders or other matters relative to any Pledged Collateral, whether or not the Lender or has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property.

          SECTION 11.  Remedies upon Default. If any Event of Default shall have
                       ---------------------
occurred and be continuing:

          (a) The Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Texas at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at

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     any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to Section 13) against, all or any part of the Obligations. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

          SECTION 12.  Expenses. The Pledgor will upon demand pay to the Lender
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the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of

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any of the rights of the Lender or hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 13.  Amendments, Etc. No amendment or waiver of any provision
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of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 14.  Addresses for Notices. All notices and other
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communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered to it, if to either the Pledgor or the Lender, at their respective addresses specified in the Loan Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively.

          SECTION 15.  Continuing Security Interest; Assignments under Loan
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Agreement.  This Agreement shall create a continuing security interest in the
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Pledged Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of all amounts payable under the Loan Agreement and this Agreement and (y) the expiration or termination of the commitment under the Loan Agreement, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns. Upon the later of the payment in full of the obligations under the Loan Agreement and all other amounts payable under this Agreement and the expiration or termination of the commitment

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under the Loan Agreement, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Lender will, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

          SECTION 16.  Governing Law; Terms. This Agreement shall be governed
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by, and construed in accordance with, the laws of the State of Texas, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Texas. Unless otherwise defined herein or in the Loan Agreement, terms defined in Articles 8 or 9 of the Code are used herein as therein defined.

          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                         CAPITAL PARTNERS II, LTD. LIQUIDATING TRUST


                         /s/ Thomas W. Pauken
                         --------------------------------------------
                         Name:  Thomas W. Pauken
                         Title:  Liquidating Trustee

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                                  SCHEDULE I


       Attached to and forming a part of that certain Pledge Agreement dated December 20, 2000, by Capital Partners II, LTD. Liquidating
         Trust as Pledgor, to Sulzer Medica USA Holding Co., as Lender

[B=============================================================================================================================
  Warrant/Option          Number              Exercise Price               Expiration Date                Total Price
  --------------         of Shares            --------------               ---------------                -----------
                         ---------
------------------------------------------------------------------------------------------------------------------------------
Warrant #C-16                  400,000                        $1.25       November 16, 2001                          $500,000
------------------------------------------------------------------------------------------------------------------------------
Warrant #1                     300,000                        $1.50       December 31, 2000                          $450,000
=============================================================================================================================

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